NEWS RELEASE

Eden Energy Corp. Announces Drilling Rig Contract

VANCOUVER, March 4, 2008. Eden Energy Corp. is pleased to announce that Eden’s joint venture partner in the Noah Prospect in White Pine County Nevada has advised the company that they have signed a drilling agreement with Badger Drilling Company’s Rig No. 1 based out of Roosevelt Utah. Plans are to spud the Noah Federal #1 within the next thirty days, however the exact spud date will be dependent on completion of the reserve pits, location, road conditions and weather.

Donald Sharpe, president of Eden Energy, commented “We are extremely pleased to be able to get this rig for our Noah Federal #1 well. The Badger rig and crew are experienced in drilling in Nevada and its close proximity to our location means that we will save significantly on rig move costs. The joint venture partner has people on the ground at the Noah location and we will continue to provide operational updates as the timing of this well becomes clearer.”

Operational Update

White River Dome Project, Colorado

Further to the news release of January 18, 2008, Eden is pleased to provide an update on the status of its wells in the White River Dome field in the Piceance Basin, Colorado

AHU 18-23. Completion operations on the 18-23 well were finalized in late December and the well was tied in to sales on January 8, 2008. Peak initial production on this well was 796 MCFD on January 10, 2008 and as of March 3, 2008 the well is producing at approximately 415 MCFD.

AHU 8-12. Completion operations on the 8-12 well were finalized in February and the well was tied into sales on February 4, 2008. Peak stabilized initial production was 1,785 MCFD on February 20, 2008 and as of March 3, 2008 the well is producing at approximately 1,750 MCFD.

LF 17-21. Recompletion operations do not appear to have been successful on this well, possibly due to damage caused during the initial completion operations. As of March 3, 2008 the well is producing 46 MCFD.

LF 17-42. The 17-42 well was tied in to sales on December 30, 2007 and produced at a peak daily rate of 1772 MCFD on January 1, 2008 As of March 3, 2008 the well is producing at approximately 496 MCFD. The 17-42 was the second of Eden’s wells to be recompleted after initial completion results were deemed less than satisfactory.

General:

Eden Energy Corp. focuses on large scale oil and gas projects with significant resource potential. Its Noah project in eastern Nevada contains exceptionally rich source rocks, large thrusted fault blocks, and an excellent potential reservoir rock. The Chinchaga prospect in Northern Alberta also targets dolomitized Devonian reservoirs and its large resource potential fits well with the Company’s goals. These high potential projects are balanced by the lower risk development project at White River Dome in Colorado.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, among other things, the spud date of the Noah well, the drilling of the Noah well to total depth, the length of time to drill to total depth, potential reservoir rock in the Noah Project, the production rates of the White River Dome wells, and the low risk development of the White River Dome Project.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2006 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Eden Energy Corp.

Regarding the company and any of its projects, please contact Donald Sharpe at Eden Energy Corp. at 1-866-693-1100 or email: info@edenenergycorp.com

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